    As filed with the Securities and Exchange Commission on October 10, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                              BROADCOM CORPORATION
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                   33-0480482
   (State or other jurisdiction                        (IRS Employer
 of incorporation or organization)                  Identification No.)

                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)

                                   ----------

     BROADCOM CORPORATION 1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

                                   ----------

                            (Full title of the Plans)

                                   ----------

                               DAVID A. DULL, ESQ.
        VICE PRESIDENT OF BUSINESS AFFAIRS, GENERAL COUNSEL AND SECRETARY
                              BROADCOM CORPORATION
                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)
                                 (949) 450-8700
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                    AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF SECURITIES                      TO BE           OFFERING PRICE           AGGREGATE            AMOUNT OF
              TO BE REGISTERED                   REGISTERED(1)          PER SHARE          OFFERING PRICE       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

Broadcom Corporation
1998 Stock Incentive Plan
  Class A Common Stock, $.0001 par value      25,000,000 shares         $21.435(2)        $535,875,000.00(2)      $133,968.75
=================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Broadcom's Class A Common Stock which become issuable under the Broadcom Corporation 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom's receipt of consideration which results in an increase in the number of outstanding shares of Broadcom's Class A Common Stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the high and low selling prices per share of Broadcom's Class A Common Stock on October 3, 2001, as reported on the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Broadcom Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) Broadcom's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001;

     (b) Broadcom's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2000, filed with the SEC on March 30, 2001; and its Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 15, 2001; and the fiscal quarter ended June 30, 2001, filed with the SEC on August 14, 2001;

     (c) Broadcom's Current Reports on Form 8-K filed with the SEC on January 9, 2001; January 18, 2001; January 24, 2001; January 31, 2001; March
          9, 2001; March 21, 2001; April 19, 2001; June 7, 2001; and July 19,
          2001; and its Current Reports on Form 8-K/A filed with the SEC on February 28, 2001; March 19, 2001; March 30, 2001; and April 2, 2001;
          and

     (d) Broadcom's Registration Statement No. 000-23993 on Form 8-A filed with the SEC on April 6, 1998, including any amendments or reports filed for the purpose of updating the description contained therein, in which there is described the terms, rights and provisions applicable to Broadcom's Class A Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Broadcom's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the "California Law"). Under the California Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law or (vii) improper dividends, loans and guarantees under Section 316 of the California Law. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom's shareholders for any violation by a director of the director's fiduciary duty to Broadcom or its shareholders.

     Broadcom's Articles of Incorporation also include an authorization for Broadcom to indemnify its "agents" (as defined in Section 317 of the California
Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom's Bylaws provide for indemnification of Broadcom's directors. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom's Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Law and Broadcom's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

 Exhibit Number     Exhibit
 --------------     -------

      4.1 Instruments Defining the Rights of Shareholders. Reference is made to Broadcom's Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

      5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.1.

     24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

     99.1* Broadcom Corporation 1998 Stock Incentive Plan (as Amended and Restated through April 20, 2001).

     99.2**         Form of Notice of Grant of Stock Option.

     99.3           Form of Stock Option Agreement.

-----------

* Exhibit 99.1 is incorporated herein by reference to Appendix B to Broadcom's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2001.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Broadcom's Registration Statement on Form S-8 (File No. 333-60763), filed with the SEC on August 6, 1998.

Item 9. Undertakings

     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Broadcom Corporation 1998 Stock Incentive Plan.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 9th day of October, 2001.

                                            BROADCOM CORPORATION

                                            By: /s/ HENRY T. NICHOLAS
                                                --------------------------------
                                                    Henry T. Nicholas III, Ph.D.
                                                    President, Chief Executive
                                                    Officer and Co-Chairman

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Henry T. Nicholas III and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                             DATE
---------                                       -----                                             ----

/s/ Henry T. Nicholas                           President, Chief Executive Officer           October 9, 2001
----------------------------------------        and Co-Chairman
    Henry T. Nicholas III, Ph.D.                (Principal Executive Officer)


/s/ Henry Samueli                               Vice President of Research &                 October 9, 2001
----------------------------------------        Development, Chief Technical Officer
    Henry Samueli, Ph.D.                        and Co-Chairman


/s/ William J. Ruehle                           Vice President and Chief Financial           October 9, 2001
----------------------------------------        Officer (Principal Financial Officer)
    William J. Ruehle



/s/ Scott J. Poteracki                          Corporate Controller and Senior              October 9, 2001
----------------------------------------        Director of Finance (Principal
    Scott J. Poteracki                          Accounting Officer)


/s/ Alan E. Ross                                Director                                     October 9, 2001
----------------------------------------
    Alan E. Ross


/s/ Werner F. Wolfen                            Director                                     October 9, 2001
----------------------------------------
    Werner F. Wolfen

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              BROADCOM CORPORATION

                                  EXHIBIT INDEX

 Exhibit Number     Exhibit
 --------------     -------

      4.1 Instruments Defining the Rights of Shareholders. Reference is made to Broadcom's Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

      5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.1.

     24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

     99.1* Broadcom Corporation 1998 Stock Incentive Plan (as Amended and Restated through April 20, 2001).

     99.2**         Form of Notice of Grant of Stock Option.

     99.3           Form of Stock Option Agreement.

-----------

* Exhibit 99.1 is incorporated herein by reference to Appendix B to Broadcom's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2001.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Broadcom's Registration Statement on Form S-8 (File No. 333-60763), filed with the SEC on August 6, 1998.